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                                                                  EXHIBIT 5.1

                        [JACKSON WALKER LLP LETTERHEAD]



                               February 16, 2000


Intellicall, Inc.
2155 Chenault, Suite 410
Carrollton, Texas  75006-5023

Ladies and Gentlemen:

         We have acted as counsel to Intellicall, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offer and sale by a stockholder of the Company of up to 2,690,323 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable upon exercise of certain warrants held by such stockholder (the "Warrants"), issuable upon conversion of certain notes held by such stockholder (the "Notes") and otherwise held by such stockholder. In such capacity, we are passing on certain legal matters in connection with the registration of the sale of the Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.

         In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing examination and review, we are of the opinion that the Shares are duly authorized and, as contemplated by the Registration Statement, when issued upon valid exercise of, and payment made under, the Warrants and upon valid conversion of the Notes, will be legally issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,



                                                   /s/ Jackson Walker LLP